SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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Filed by a Party other than the Registrant [ ]


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                                                [ ] Confidential, For Use of
[ ] Preliminary Proxy Statement                 the Commission only (as
[ ] Definitive Proxy Statement                  permitted by Rule 14a-6(e)(2))
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                                   AETNA INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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The following article was placed on the internal web site of Aetna Inc. today:

Live Streaming Audio Of Annual Meeting To Be Available On AetNet

The following is from Internal Communications.

     Aetna's Annual Meeting of Shareholders will be held Friday, April 26, in the corporate headquarters auditorium. Aetna employees can listen to the meeting via a live streaming audio Webcast on AetNet.

     The audio broadcast will begin at 9:30 a.m.; with Aetna Chairman, President and CEO Dr. John W. Rowe's speech beginning at 9:35 a.m. To access the broadcast, employees should go to a link that will be posted at the top right of the AetNet home page on the morning of Friday, April 26.

     A link to the transcript of Dr. Rowe's remarks will be provided on AetNet. There also will be a link to an on-demand streaming video of the speech posted the afternoon of Friday, April 26.

     At the meeting, Aetna shareholders of record as of Feb. 22, 2002, will consider and act on the election of directors, approval of the appointment of independent auditors, approval of the Aetna employee stock purchase plan, and, if presented properly, two shareholder proposals.

     Employees who hold Aetna stock, either directly or through the Incentive Savings Plan -- Aetna's 401(k) Plan, will need tickets to attend the meeting. ISP participants were able to request tickets on their voting instruction cards that were mailed in late March. Admission tickets were mailed last week. In addition, staff members will be outside the auditorium during the meeting to assist employee shareholders without tickets who still would like to attend the meeting. Those employees will need to present Aetna IDs.

Additional Information: Aetna's 2002 Proxy Statement was filed with the Securities and Exchange Commission on March 18, 2002 and mailed to Aetna's shareholders on or about March 20, 2002. Aetna filed additional participant information with the SEC on April 4, 2002. Aetna's shareholders should read these materials, and any additional materials that Aetna files with the SEC, because they contain important information relating to the 2002 Annual Meeting.